                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JANUARY 15, 1996
                                                 -------------------------------

                            MELAMINE CHEMICALS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     0-16032                    64-0475913
-----------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION
     OF INCORPORATION)                                              NO.)

        HIGHWAY 18 WEST
   DONALDSONVILLE, LOUISIANA                                            70346
-----------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICER)                             (ZIP CODE)

Registrant's telephone number, including area code (504) 473-3121
                                                   -----------------------------





                               Page 1 of 4 Pages

ITEM 5. OTHER EVENTS

         On January 15, 1996, Melamine Chemicals, Inc. issued the attached press release.

For: MELAMINE CHEMICALS, INC.             Contact: RON COMO & ASSOCIATES, INC.
     P.O. Box 748                                  74 Trinity Place
     Donaldsonville, LA 70346                      New York, NY 10006
     Fred Huber, President & CEO                   Telephone: (212) 227-3010
     Wayne D. DeLeo, Vice President & CFO
     Telephone: (504) 473-3121                     January 15, 1996
                                                   Immediate Release

               MELAMINE CHEMICALS,INC.REPORTS SIX MONTHS RESULTS

DONALDSONVILLE, LOUISIANA, JANUARY 15TH--Melamine Chemicals, Inc. (NASDAQMTWO), today announced the unaudited results of its operations for the quarter and six months ended December 31, 1995.

         Net earnings for the six months ended December 31, 1995 were $1.9 million or $.35 per share as compared to net earnings of $1.4 million or $.26 per share a year ago. Net earnings for the three months ended December 31, 1995 were $983,000 or $.18 per share as compared to net earnings of $965,000 or $.17 per share a year ago for the same period in fiscal 1995.

         Fred Huber, president and chief executive officer, stated "We are pleased to be able to continue to report improved earnings, despite having production restricted by a major maintenance shutdown taken in November by our raw material supplier. Raw material and energy costs are expected to increase in the third fiscal quarter and the impact of uncertainty about economic growth is showing in some US markets. Worldwide demand for melamine remains strong and our expansion plans are moving forward. While there may be a period of flattening growth, the longer term market outlook is still very good."

         Melamine Chemicals, Inc. is engaged in the production and marketing of melamine, a specialty chemical having numerous industrial and commercial applications. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.

                         COMPARATIVE OPERATING RESULTS
             (Thousands of dollars except share and per share data)

                                    Quarter Ended           Six Months Ended
                                     December 31,              December 31,
                               -----------------------    ---------------------
                                  1995         1994         1995        1994
                               -----------   ---------    ---------   ---------
Net Sales                      $    12,237      11,584       23,294      20,075
Net Earnings                   $       983         965        1,904       1,441
Earnings Per Share             $       .18         .17          .35         .26
Average Shares Outstanding       5,453,633   5,450,300    5,451,967   5,450,200

                                  * * * * * *

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  MELAMINE CHEMICALS, INC.
                                  -----------------------------------



Date: January 15, 1996            /s/ Wayne D. DeLeo
                                  -----------------------------------
                                  Wayne D. DeLeo
                                  Vice President & Chief Financial Officer